Exhibit 6.7

MEMBERSHIP INTEREST PURCHASE AGREEMENT This Membership Interest Purchase Agreement (this “Agreement”) is made and entered into as of May 13 , 2026 (the “Effective Date”), by and between BitFrontier Capital Holdings, Inc . , a Wyoming corporation doing business as UNLOCKD, Inc . (“Purchaser”), with its principal place of business located at 342 N Queen Street, Warehouse D, Lancaster, Pennsylvania 17603 , and each of the owners of the Company set forth on the signature page hereto (collectively, the “Sellers”), as owners of the Membership Interests of VerdaGenix, LLC , a Delaware limited liability company, with its principal place of business located at 43 B Glen Cove Road, Suite 110 , Greenvale, New York 11548 (the “Company”) . RECITALS WHEREAS, Sellers own all of the membership interests of the Company (the “Membership Interests”) ; WHEREAS, the Company owns and operates the direct - to - consumer wellness business commonly known as Ancient Extracts USA, together with all associated goodwill, digital assets, websites, customer lists, merchant accounts, advertising accounts, supplier relationships, intellectual property, formulas, trade secrets, inventory, operational infrastructure, and related assets used in connection therewith (collectively, the “Business”) ; WHEREAS, Purchaser desires to acquire from Sellers, and Sellers desire to sell, assign, transfer, convey, and deliver to Purchaser, all of Sellers’ right, title, and interest in and to the Membership Interests, upon the terms and subject to the conditions set forth herein, such that immediately following Closing, Purchaser shall own one hundred percent ( 100% ) of the Membership Interests and the Company shall become a wholly owned subsidiary of Purchaser ; WHEREAS, in connection with the acquisition contemplated hereby and the integrated transactions consummated contemporaneously herewith pursuant to Ancillary Agreements (as defined herein), Purchaser has agreed to issue an aggregate of Two Hundred Twenty - Five Million ( 225 , 000 , 000 ) shares of Purchaser’s restricted common stock, par value $ 0 . 0001 per share (the “Common Shares”), and to issue convertible promissory notes in the aggregate principal amount of Two Hundred Thirty - One Thousand Five Hundred Dollars ( $ 231 , 500 . 00 ) substantially in the form attached hereto as Exhibit A (the “Convertible Notes”), in each case in accordance with the terms of this Agreement and the Ancillary Agreements ; WHEREAS, the Convertible Notes are intended to address, refinance, convert, compromise, or otherwise satisfy certain third - party indebtedness of the Company in connection with Closing, on terms approved by Purchaser and the applicable parties ; WHEREAS, Purchaser is entering into this Agreement in express reliance upon the representations, warranties, covenants, and agreements of Sellers contained herein, each of which constitutes a material inducement to Purchaser’s willingness to consummate the transactions contemplated hereby ; and WHEREAS, the Board of Directors of Purchaser has determined that the transactions contemplated hereby are fair to, advisable, and in the best interests of Purchaser and its stockholders, and has duly authorized the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby . Docusign Envelope ID: 244E5C28 - 012A - 8AC5 - 82F0 - 010B220E5518

2 NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants, agreements, representations, warranties, and undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser and Sellers, intending to be legally bound, hereby agree as follows : ARTICLE I DEFINITIONS Section 1.1 Defined Terms. For purposes of this Agreement, the following terms shall have the meanings set forth below: “Action” means any claim, action, cause of action, suit, arbitration, mediation, audit, inquiry, hearing, investigation, examination, litigation, governmental proceeding, regulatory enforcement action, or other legal, administrative, or quasi - judicial proceeding, whether civil, criminal, or administrative . “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person . “Ancillary Agreements” means the Convertible Notes, debt exchange agreements, settlement agreements, assignment instruments, lock - up agreements, certificates, schedules, exhibits, and all other agreements, documents, instruments, and certificates executed and delivered in connection with Closing . “Business” has the meaning set forth in the Recitals. “Business Day” means any day other than a Saturday, Sunday, or legal holiday on which commercial banks located in the Commonwealth of Pennsylvania are authorized or required by law to close . “Closing” means the simultaneous execution, delivery, and consummation of the transactions contemplated by this Agreement and the Ancillary Agreements . “Closing Allocation Schedule” means the schedule attached hereto as Schedule 1 setting forth the allocation of Purchase Consideration among Sellers and the holders of Company Debt . “Closing Date” means May 14, 2026, unless otherwise designated in writing by Purchaser. “Common Stock” shall mean Purchaser common stock. “Company Debt” means the indebtedness and obligations of the Company identified on Schedule 2 , together with such additional indebtedness as Purchaser expressly approves in writing for inclusion in the Closing Allocation Schedule . “Company Intellectual Property” means all trademarks, trade names, logos, slogans, domain names, URLs, websites, copyrights, copyrightable works, trade secrets, confidential information, formulas, recipes, know - how, proprietary processes, customer lists, data compilations, Docusign Envelope ID: 244E5C28 - 012A - 8AC5 - 82F0 - 010B220E5518

3 advertising creative, brand assets, goodwill, and all other intellectual property rights used in, arising from, or related to the Business . “Convertible Notes” means the convertible promissory notes in the aggregate principal amount of Two Hundred Thirty - One Thousand Five Hundred Dollars ( $ 231 , 500 . 00 ), substantially in the form attached hereto as Exhibit A . “Encumbrance” means any lien, pledge, mortgage, security interest, adverse claim, charge, option, right of first refusal, preemptive right, voting agreement, transfer restriction, encumbrance, proxy, or other restriction of any nature whatsoever . “Governmental Authority” means any federal, state, local, municipal, foreign, supranational, regulatory, judicial, administrative, taxing, or governmental authority, agency, department, board, commission, bureau, tribunal, or court . “Material Adverse Effect” means any event, circumstance, occurrence, development, condition, or change that has had, or would reasonably be expected to have, a materially adverse effect upon the Business, operations, assets, liabilities, financial condition, digital asset ownership, merchant processing continuity, or customer relationships, of the Company as Purchaser (as applicable), taken as a whole . “Membership Interests” means one hundred percent ( 100% ) of the issued and outstanding limited liability company membership interests of the Company . “Person” means any individual, corporation, limited liability company, partnership, trust, estate, association, governmental authority, joint venture, or other legal entity of any kind . “Purchase Consideration” means collectively the Common Shares and the Convertible Notes issued by Purchaser pursuant to this Agreement and the Ancillary Agreements . “Purchaser” means BitFrontier Capital Holdings, Inc . , a Wyoming corporation doing business as UNLOCKD, Inc . “Sellers” means the owners of the Company set forth on the signature page hereto. ARTICLE II PURCHASE AND SALE OF MEMBERSHIP INTERESTS Section 2.1 Sale and Transfer of Membership Interests. Upon the terms and subject to the conditions set forth herein, at Closing, Sellers shall irrevocably sell, assign, transfer, convey, and deliver to Purchaser, and Purchaser shall purchase, acquire, and accept from Sellers, all of each Seller’s right, title, and interest in and to the Membership Interests, free and clear of all Encumbrances . Section 2.2 Effect of Closing. Immediately upon Closing: Docusign Envelope ID: 244E5C28 - 012A - 8AC5 - 82F0 - 010B220E5518

4 (a) Purchaser shall become the sole legal and beneficial owner of one hundred percent (100%) of the Membership Interests; (b) the Company shall become a wholly owned subsidiary of Purchaser; (c) all management, governance, voting, economic, and operational rights associated with ownership of the Membership Interests shall vest exclusively in Purchaser; (d) Sellers shall cease to possess any ownership rights in the Company except as expressly set forth in any separate written agreement entered into with Purchaser; and (e) Purchaser shall succeed to full authority over the operation, control, strategic direction, and governance of the Company. Section 2.3 No Assumption of Undisclosed Liabilities. Except as expressly set forth in this Agreement, the Ancillary Agreements, or a schedule expressly approved in writing by Purchaser, Purchaser shall not assume, and expressly disclaims assumption of, any liabilities, obligations, indebtedness, commitments, contingent liabilities, related - party obligations, tax liabilities, claims, or other obligations of Sellers or the Company, whether known or unknown, accrued or unaccrued, fixed or contingent, asserted or unasserted . ARTICLE III PURCHASE CONSIDERATION Section 3.1 Aggregate Consideration. As consideration for the acquisition of the Membership Interests and the consummation of the integrated transactions contemplated hereby and by the Ancillary Agreements, Purchaser shall issue, deliver, and cause to be recorded on its books and records at Closing : (a) an aggregate of Two Hundred Twenty - Five Million (225,000,000) restricted shares of Purchaser’s Common Stock; and (b) Convertible Notes in the aggregate principal amount of Two Hundred Thirty - One Thousand Five Hundred Dollars ($231,500.00), substantially in the form attached hereto as Exhibit A. No cash consideration shall be payable by Purchaser in connection with the transactions contemplated hereby . Section 3.2 Allocation of Purchase Consideration. The Common Shares and the Convertible Notes shall be allocated among Sellers and the applicable holders or assignees of Company Debt pursuant to the Closing Allocation Schedule attached at Closing, which schedule shall be finalized contemporaneously with Closing following completion of the definitive debt settlement, assignment, exchange, and refinancing documentation contemplated by the Ancillary Agreements . Docusign Envelope ID: 244E5C28 - 012A - 8AC5 - 82F0 - 010B220E5518

5 Section 3.3 Securities Law Matters. All securities issued pursuant to this Agreement, the Convertible Notes, or any Ancillary Agreement shall be issued in reliance upon one or more exemptions from registration under the Securities Act of 1933 , as amended, and applicable state securities laws, shall constitute restricted securities, and shall be subject to all applicable holding periods, resale limitations, and contractual restrictions imposed by Purchaser . ARTICLE IV CLOSING; DELIVERIES; CONDITIONS Section 4.1 Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur simultaneously with the execution and delivery of this Agreement on the Closing Date, unless otherwise agreed in writing by Purchaser and Sellers . The transactions contemplated hereby and by the Ancillary Agreements shall be deemed effective as of 12 : 01 a . m . Eastern Time on the Closing Date for accounting, tax, operational, and ownership purposes . At Closing, title to the Membership Interests shall automatically vest in Purchaser without further action by Sellers, free and clear of all Encumbrances, and Purchaser shall thereupon become the sole legal and beneficial owner of one hundred percent ( 100% ) of the Membership Interests . Section 4.2 Sellers Deliveries. At or prior to Closing, Sellers shall deliver, or cause to be delivered, to Purchaser each of the following, in form and substance satisfactory to Purchaser : (a) a duly executed Assignment of Membership Interests in form reasonably acceptable to Purchaser ; (b) a certificate executed by each Seller certifying that each representation and warranty of Sellers contained in this Agreement is true, correct, and complete in all material respects as of the Closing Date ; (c) a complete and accurate copy of the Company’s certificate of formation, limited liability company agreement, minute books, membership ledger, tax filings, material contracts, and all other corporate and operating records of the Company ; (d) duly executed assignments, transfers, or instruments of conveyance necessary to vest in the Company or Purchaser good and marketable title to all Company Intellectual Property not already held directly in the name of the Company ; (e) full administrative transfer credentials, ownership rights, and access permissions for all digital assets and operating infrastructure used in connection with the Business, including Shopify, Meta Business Manager, TikTok Business Center, Google Ads, Google Analytics, Klaviyo, Recharge, Okendo, merchant processing accounts, domain registrars, customer databases, software accounts, advertising libraries, creative assets, and related operational systems ; Docusign Envelope ID: 244E5C28 - 012A - 8AC5 - 82F0 - 010B220E5518

6 (f) evidence reasonably satisfactory to Purchaser that the Company’s merchant accounts, payment gateways, fulfillment systems, and related operating infrastructure are in good standing and capable of uninterrupted operation following Closing ; (g) inventory reports, supplier agreements, manufacturing agreements, formulation specifications, certificates of analysis, quality records, and such additional operational records reasonably requested by Purchaser ; (h) payoff letters, debt exchange agreements, settlement agreements, and related closing documentation for Company Debt being satisfied or converted in connection with Closing ; (i) a disclosure schedule identifying any exceptions to Sellers’ representations and warranties contained herein, if applicable ; and (j) such additional agreements, certificates, assignments, instruments, and documents as Purchaser may reasonably request in order to consummate the transactions contemplated hereby . Section 4.3 Purchaser Deliveries. At Closing, Purchaser shall deliver, or cause to be delivered: (a) evidence of issuance of the Common Shares in accordance with the Closing Allocation Schedule ; (b) the Convertible Notes, duly executed by Purchaser, in favor of the recipient identified on the Closing Allocation Schedule ; (c) duly executed debt exchange agreements, settlement agreements, assignment agreements, or related instruments applicable to Company Debt being addressed, refinanced, converted, compromised, or otherwise satisfied in connection with Closing ; (d) Board resolutions authorizing the execution, delivery, and performance of this Agreement, the Ancillary Agreements, the issuance of the Common Shares, and the issuance of the Convertible Notes ; and (e) such additional certificates, agreements, and instruments reasonably necessary to effectuate Closing . Section 4.4 Conditions to Purchaser’s Obligation to Close. Purchaser’s obligation to consummate Closing is subject to the satisfaction, or written waiver by Purchaser, of each of the following conditions: (a) each representation and warranty of Sellers contained herein shall be true, correct, and complete in all material respects as of the Closing Date ; (b) each Seller shall have performed and complied in all material respects with each covenant, agreement, and obligation required to be performed by Sellers on or prior to Closing ; Docusign Envelope ID: 244E5C28 - 012A - 8AC5 - 82F0 - 010B220E5518

7 (c) each Seller shall have delivered all documents and instruments required pursuant to Section 4 . 2 ; (d) Purchaser shall have approved the Closing Allocation Schedule in its reasonable discretion; (e) Purchaser shall have completed such due diligence review of the Company, its assets, liabilities, operations, digital infrastructure, merchant accounts, intellectual property, inventory, customer data, compliance history, and financial condition as Purchaser deems reasonably appropriate ; (f) no Material Adverse Effect of the Company shall have occurred; (g) no Action shall be pending or threatened that would materially impair Purchaser’s ability to consummate the transactions contemplated hereby or materially impair the Business following Closing ; and (h) all required third - party consents, approvals, waivers, and authorizations necessary to consummate the transactions contemplated hereby shall have been obtained . Section 4 . 5 Conditions to Sellers’ Obligation to Close . Sellers’ obligation to consummate Closing is subject to the satisfaction, or written waiver by Sellers, of each of the following conditions : (a) each representation and warranty of Purchaser contained herein shall be true, correct, and complete in all material respects as of the Closing Date ; (b) Purchaser shall have performed in all material respects each covenant, agreement, and obligation required to be performed by Purchaser on or prior to Closing ; (c) Purchaser shall have approved the Closing Allocation Schedule in its reasonable discretion ; and (d) No Material Adverse Effect of the Purchaser shall have occurred. ARTICLE V REPRESENTATIONS AND WARRANTIES OF SELLERS Each Seller, severally and not jointly hereby represents and warrants to Purchaser, as of the Effective Date and as of Closing, as follows : Section 5 . 1 Organization ; Good Standing ; Authority . The Company is a duly formed, validly existing, and in good standing limited liability company under the laws of the State of Delaware, with its principal place of business located at 43 B Glen Cove Road, Suite 110 , Greenvale, New York 11548 , and has all requisite limited liability company power and authority to own, lease, and operate its assets and conduct the Business as presently conducted . Docusign Envelope ID: 244E5C28 - 012A - 8AC5 - 82F0 - 010B220E5518

8 The Company is duly qualified or authorized to transact business in each jurisdiction where the nature of its operations requires such qualification, except where failure to be so qualified would not reasonably be expected to result in a Material Adverse Effect . Sellers have full legal right, power, authority, and capacity to execute and deliver this Agreement and each Ancillary Agreement to which each Seller is a party and to consummate the transactions contemplated hereby and thereby . This Agreement constitutes, and each Ancillary Agreement when executed and delivered by each Seller shall constitute, a valid and binding obligation of each Seller, enforceable against each Seller in accordance with its terms, subject only to applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors’ rights generally and general equitable principles . Section 5.2 Ownership of Membership Interests. The persons set forth on Schedule 5 . 2 are all of the legal and beneficial owners of the Membership Interests, free and clear of all Encumbrances . No Person other than the Sellers have any ownership interest, beneficial interest, option, warrant, conversion right, preemptive right, participation right, contractual right, or other right to acquire any ownership interest in the Company . Upon Closing, Purchaser shall acquire good, valid, and marketable title to the Membership Interests, free and clear of all Encumbrances . Section 5.3 No Conflicts; Consents. Neither the execution, delivery, nor performance of this Agreement or any Ancillary Agreement by Sellers, nor the consummation of the transactions contemplated hereby or thereby, will : (a) violate any law applicable to Sellers or the Company; (b) violate the organizational documents of the Company; (c) breach, conflict with, constitute a default under, or give rise to any right of termination, acceleration, modification, penalty, consent right, or similar right under any material agreement, lease, license, instrument, permit, or obligation binding upon Sellers or the Company ; or (d) require any consent, approval, authorization, filing, or notice with any Governmental Authority or third party, except such as have been obtained or will be obtained prior to Closing . Section 5.4 Financial Statements; Books and Records. All books, records, reports, merchant processing records, e - commerce platform data, advertising analytics, customer metrics, financial statements, tax filings, operational reports, and other information delivered or made available by Sellers or the Company to Purchaser are true, correct, complete, and fairly present, in all material respects, the financial condition, operations, and performance of the Business as of the dates presented . Docusign Envelope ID: 244E5C28 - 012A - 8AC5 - 82F0 - 010B220E5518

9 Sellers have not knowingly omitted any material fact or information necessary to make such information, in light of the circumstances under which it was provided, not materially misleading . Section 5.5 Absence of Undisclosed Liabilities. Except for liabilities expressly disclosed in writing to Purchaser and specifically identified on a disclosure schedule approved by Purchaser, neither Sellers nor the Company has any liabilities or obligations of any nature, whether fixed, contingent, accrued, unaccrued, matured, unmatured, asserted, unasserted, known, or unknown, including indebtedness, tax liabilities, litigation exposure, product claims, consumer claims, guarantees, indemnification obligations, rebates, refunds, returns obligations, chargeback liabilities, regulatory liabilities, related - party obligations, or other material obligations . Section 5.6 Taxes. All federal, state, local, and other tax returns required to be filed by or on behalf of the Company have been timely filed (or properly extended), and all taxes due and payable by the Company have been timely paid . There are no pending audits, examinations, assessments, disputes, deficiency notices, or claims relating to taxes of the Company, and no taxing authority has asserted any deficiency or proposed adjustment against the Company . The Company has properly withheld and paid all taxes required to be withheld and paid in connection with compensation, vendor payments, and other applicable obligations . Section 5.7 Litigation; Claims. There is no Action pending or, to Sellers’ knowledge, threatened against Sellers, the Company, the Business, or any Company asset that could reasonably be expected to adversely affect the Business, impair the transactions contemplated hereby, or result in liability to Purchaser following Closing . There are no judgments, injunctions, decrees, orders, settlements, consent obligations, or governmental directives outstanding against Sellers or the Company affecting the Business . Section 5.8 Compliance with Laws. The Company has operated in material compliance with all applicable laws, rules, regulations, ordinances, governmental requirements, and applicable industry standards relating to the Business, including consumer protection laws, privacy laws, advertising laws, labeling laws, product safety requirements, e - commerce laws, and digital marketing compliance requirements . Sellers have not received written notice of any material violation, investigation, warning letter, enforcement action, or claim relating to the operation of the Business, except as disclosed in writing to Purchaser . Docusign Envelope ID: 244E5C28 - 012A - 8AC5 - 82F0 - 010B220E5518

10 Section 5.9 FDA; FTC; Product Claims; Labeling. To the Sellers’ knowledge, and based on the Company’s good - faith and commercially reasonable efforts prior to Closing, the Company has endeavored to prepare and disseminate its product labels, packaging, marketing materials, website content, digital advertising, influencer campaigns, testimonials, endorsements, health - related statements, ingredient statements, and promotional claims in material compliance with applicable laws, including applicable requirements and guidance of the United States Food and Drug Administration, the Federal Trade Commission, and applicable state consumer protection statutes . Notwithstanding the foregoing, Buyer acknowledges and agrees that laws, regulations, enforcement priorities, and interpretive standards applicable to dietary supplements, wellness products, product claims, labeling, advertising, testimonials, endorsements, and health - related marketing statements are subject to change, interpretation, and regulatory discretion . Sellers make no representation or warranty that any product label, packaging, marketing material, website content, digital advertising, influencer content, testimonial, endorsement, health - related statement, ingredient statement, or promotional claim is, or will continue to be, fully compliant with all applicable FDA, FTC, or state regulatory requirements . Buyer further acknowledges that it has had the opportunity to conduct its own due diligence regarding the Company’s products, labels, packaging, claims, marketing materials, website content, advertising practices, and regulatory compliance . Buyer accepts the risk that modifications, revisions, removals, disclaimers, substantiation, claim adjustments, packaging changes, website edits, advertising changes, influencer - guideline updates, or other compliance - related actions may be required after Closing . Following Closing, Buyer shall be responsible for determining and implementing any such post - Closing changes to the Company’s products, packaging, labeling, marketing materials, advertising, websites, influencer campaigns, testimonials, endorsements, and promotional claims ; provided, however, that nothing herein shall limit Sellers’ liability for fraud, intentional misconduct, or the knowing concealment of material regulatory issues existing prior to Closing . Section 5.10 Intellectual Property. The Company owns, or possesses valid and enforceable rights to use, all Company Intellectual Property used in connection with the Business, free and clear of all Encumbrances other than commercially reasonable third - party license restrictions disclosed to Purchaser in writing . No Person has asserted any claim alleging infringement, dilution, misappropriation, invalidity, unenforceability, or other violation of intellectual property rights arising from the conduct of the Business . To Sellers’ knowledge, no Person is infringing upon any Company Intellectual Property. Sellers have taken commercially reasonable steps to maintain the confidentiality and proprietary nature of trade secrets and confidential business information used in connection with the Business . Docusign Envelope ID: 244E5C28 - 012A - 8AC5 - 82F0 - 010B220E5518

11 Section 5.11 Digital Assets; Merchant Accounts; Data Ownership. The Company owns or validly controls all digital operating assets used in connection with the Business, including websites, domains, storefront accounts, advertising accounts, analytics properties, customer databases, email lists, SMS lists, pixels, audiences, content libraries, creative libraries, software accounts, and related digital operating infrastructure . All such assets are transferable or capable of continued uninterrupted operation following Closing. Sellers have not granted any third party ownership rights, beneficial rights, access rights, security interests, or control rights inconsistent with Purchaser’s full post - Closing ownership and operational control of such assets . Merchant processing accounts and payment infrastructure used by the Business are in good standing in all material respects, subject to ordinary course reserve requirements, settlement timing, and commercially reasonable operating restrictions . Section 5.12 Inventory. All inventory of the Company is merchantable, saleable in the ordinary course of business, properly stored, accurately counted, and fairly reflected in records provided to Purchaser, subject only to ordinary course shrinkage, spoilage, reserves, and disclosed write - downs . No material inventory is obsolete, materially damaged, expired, contaminated, recalled, or otherwise materially unfit for sale except as disclosed in writing to Purchaser . Section 5.13 Suppliers; Manufacturing Relationships. To the knowledge of the Sellers, the Company’s supplier, packaging, formulation, fulfillment, manufacturing, and logistics relationships are in good standing in all material respects, and Sellers have no knowledge of any pending termination, suspension, material dispute, or adverse change in such relationships that would reasonably be expected to materially impair the operation of the Business . Section 5.14 Related Party Transactions. Except as set forth on Schedule 5 . 5 , neither Sellers nor any Affiliate of Sellers has any loan, payable, receivable, consulting arrangement, royalty arrangement, management agreement, compensation agreement, reimbursement obligation, side letter, oral arrangement, or other transaction involving the Company or any Company asset, except as disclosed in writing to Purchaser and expressly approved by Purchaser . Section 5.15 No Material Adverse Change. Since the date of the most recent information delivered by Sellers to Purchaser, there has been no Material Adverse Effect, and no event has occurred that would reasonably be expected to result in a Material Adverse Effect . Docusign Envelope ID: 244E5C28 - 012A - 8AC5 - 82F0 - 010B220E5518

12 Section 5.16 Brokers; Finders. No broker, finder, investment banker, placement agent, advisor, intermediary, or other Person is entitled to any brokerage fee, finder’s fee, success fee, commission, or similar compensation from Purchaser in connection with the transactions contemplated hereby based upon any arrangement made by Sellers or the Company . Section 5.17 No Other Agreements to Sell; Exclusivity of Title. Sellers have not entered into, and there is no outstanding, option, agreement, understanding, letter of intent, side agreement, voting agreement, proxy, commitment, or other arrangement relating to the sale, transfer, pledge, encumbrance, or disposition of any ownership interest in the Company other than this Agreement and the Ancillary Agreements . ARTICLE VI REPRESENTATIONS AND WARRANTIES OF PURCHASER Purchaser hereby represents to the Sellers, as of the effective Date and as of Closing: Section 6.1 Organization and Authority. Purchaser is a duly incorporated, validly existing, and in good standing corporation under the laws of the State of Wyoming, with full corporate power and authority to execute, deliver, and perform this Agreement and the Ancillary Agreements and consummate the transactions contemplated hereby and thereby . Purchaser has full legal right, power, authority, and capacity to execute and deliver this Agreement and each Ancillary Agreement to which Purchaser is a party and to consummate the transactions contemplated hereby and thereby . This Agreement constitutes, and each Ancillary Agreement when executed and delivered by Purchaser shall constitute, a valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, subject only to applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors’ rights generally and general equitable principles . Section 6.2 Authorization. The execution, delivery, and performance of this Agreement and the Ancillary Agreements by Purchaser, and the issuance of the securities contemplated hereby, have been duly authorized by all necessary corporate action . Section 6.3 Valid Issuance. The Common Shares issued pursuant to this Agreement, when issued in accordance with the terms hereof and the Ancillary Agreements, shall be duly authorized and validly issued in accordance with applicable law . The shares of Common Stock issuable upon conversion of the Convertible Notes shall be duly authorized and validly issued when issued in accordance with the terms of the Convertible Notes and applicable law . Docusign Envelope ID: 244E5C28 - 012A - 8AC5 - 82F0 - 010B220E5518

13 Section 6.4 Capitalization The capitalization of the Purchaser as of the date hereof is as reflected in Purchaser’s publicly filed disclosures and reports . Except as disclosed in Purchaser’s publicly filed disclosures and reports, no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement . There are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock or contracts, commitments, understandings or arrangements by which the Purchaser or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock equivalents or capital stock of any Subsidiary . The issuance and sale of the Purchaser securities under this Agreement will not obligate the Purchaser to issue shares of Common Stock or other securities to any Person . There are no outstanding securities or instruments of the Purchaser with any provision that adjusts the exercise, conversion, exchange or reset price of such security or instrument upon an issuance of securities by the Purchaser . There are no outstanding securities or instruments of the Purchaser that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Purchaser is or may become bound to redeem a security of the Purchaser . The Purchaser does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement . All of the outstanding shares of capital stock of the Purchaser are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities . No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Purchaser securities . There are no stockholders agreements, voting agreements or other similar agreements with respect to the Purchaser’s capital stock to which the Purchaser is a party or, to the knowledge of the Purchaser, between or among any of the Purchaser’s stockholders . Section 6.5 No Conflicts; Consents. Neither the execution, delivery, nor performance of this Agreement or any Ancillary Agreement by Purchaser, nor the consummation of the transactions contemplated hereby or thereby, will : (a) violate any law applicable to Purchaser; (b) violate the organizational documents of the Purchaser; (c) breach, conflict with, constitute a default under, or give rise to any right of termination, acceleration, modification, penalty, consent right, or similar right under any material agreement, lease, license, instrument, permit, or obligation binding upon Purchaser ; or (d) require any consent, approval, authorization, filing, or notice with any Governmental Authority or third party, except such as have been obtained or will be obtained prior to Closing . Section 6.6 Financial Statements; Books and Records. All books, records, reports, merchant processing records, e - commerce platform data, advertising analytics, customer metrics, financial statements, tax filings, operational reports, and other Docusign Envelope ID: 244E5C28 - 012A - 8AC5 - 82F0 - 010B220E5518

14 information delivered or made available by Purchaser to Sellers are true, correct, complete, and fairly present, in all material respects, the financial condition, operations, and performance of the Purchaser’s business as of the dates presented . Purchaser has not knowingly omitted any material fact or information necessary to make such information, in light of the circumstances under which it was provided, not materially misleading . Section 6.6 Absence of Undisclosed Liabilities. Except for liabilities expressly disclosed in writing to Purchaser and specifically identified on a disclosure schedule approved by Purchaser, neither Purchaser nor the Purchaser has any liabilities or obligations of any nature, whether fixed, contingent, accrued, unaccrued, matured, unmatured, asserted, unasserted, known, or unknown, including indebtedness, tax liabilities, litigation exposure, product claims, consumer claims, guarantees, indemnification obligations, rebates, refunds, returns obligations, chargeback liabilities, regulatory liabilities, related - party obligations, or other material obligations . Section 6.7 Taxes. All federal, state, local, and other tax returns required to be filed by or on behalf of the Purchaser have been timely filed (or properly extended), and all taxes due and payable by the Purchaser have been timely paid . There are no pending audits, examinations, assessments, disputes, deficiency notices, or claims relating to taxes of the Purchaser, and no taxing authority has asserted any deficiency or proposed adjustment against the Purchaser . The Purchaser has properly withheld and paid all taxes required to be withheld and paid in connection with compensation, vendor payments, and other applicable obligations . Section 6.8 Litigation; Claims. There is no Action pending or, to Purchaser’s knowledge, threatened against Purchaser, the Purchaser, the Purchaser’s business, or any Purchaser asset that could reasonably be expected to adversely affect the Business, impair the transactions contemplated hereby, or result in liability to Purchaser following Closing . There are no judgments, injunctions, decrees, orders, settlements, consent obligations, or governmental directives outstanding against Purchaser or the Purchaser affecting the Business . Section 6.9 Compliance with Laws. The Purchaser has operated in material compliance with all applicable laws, rules, regulations, ordinances, governmental requirements, and applicable industry standards relating to the Purchaser business, including consumer protection laws, privacy laws, advertising laws, labeling laws, product safety requirements, e - commerce laws, and digital marketing compliance requirements . Docusign Envelope ID: 244E5C28 - 012A - 8AC5 - 82F0 - 010B220E5518

15 ARTICLE VII COVENANTS Section 7.1 Debt Holder Transfer Restrictions. Any securities issued upon conversion of the Convertible Notes shall be subject to the restrictions set forth in the Convertible Notes, applicable securities laws, and any contractual transfer restrictions imposed by Purchaser or required under applicable law . Section 7.2 Confidentiality. Each Seller acknowledges that, following Closing, Sellers may possess or retain knowledge of confidential, proprietary, and commercially sensitive information relating to the Business, Purchaser, and the transactions contemplated hereby, including customer data, supplier arrangements, pricing, formulations, business plans, operating systems, trade secrets, financial information, marketing strategies, and other non - public information (collectively, “Confidential Information”) . Each Seller agrees that Sellers shall not, at any time following Closing, directly or indirectly disclose, use, publish, exploit, or permit the use of any Confidential Information for any purpose other than as expressly authorized in writing by Purchaser, except to the extent disclosure is required by applicable law, regulation, or legal process, in which case Sellers shall, to the extent legally permitted, provide Purchaser with prompt written notice sufficient to allow Purchaser an opportunity to seek protective relief . Confidential Information shall not include information that becomes publicly available through no breach of this Agreement by a Seller . Section 7.3 Non - Solicitation. For a period of twenty - four (24) months following Closing, each Seller shall not, directly or indirectly, for Seller’s own benefit or for the benefit of any other Person : (a) solicit, induce, recruit, encourage, or attempt to solicit, induce, recruit, or encourage any employee, consultant, contractor, supplier, manufacturer, fulfillment partner, affiliate marketer, key service provider, or material business relationship of the Business to terminate, reduce, or materially alter its relationship with Purchaser or the Company ; or (b) interfere with, disrupt, or intentionally seek to impair any material customer, supplier, operational, advertising, or strategic relationship of the Business . Nothing herein shall prohibit generalized solicitations not specifically directed toward any protected Person . Section 7.4 Non - Competition. For a period of twenty - four (24) months following Closing, Sellers shall not, directly or indirectly, whether individually, through an Affiliate, as owner, manager, consultant, investor (other than passive ownership of less than five percent ( 5% ) of a publicly traded company), employee, or Docusign Envelope ID: 244E5C28 - 012A - 8AC5 - 82F0 - 010B220E5518

16 otherwise, own, operate, manage, control, advise, consult with, or participate in any business that is substantially competitive with the Business as conducted by the Company as of Closing within the United States . Nothing contained herein shall prohibit a Seller from employment or service with Purchaser or the Company pursuant to a separate written employment, consulting, or advisory agreement . Each Seller acknowledges that the foregoing restrictions are reasonable in scope, duration, and geographic reach and are necessary to protect the goodwill, confidential information, and legitimate business interests acquired by Purchaser pursuant to this Agreement . Section 7.5 Transition Assistance. For a period of ninety (90) days following Closing, John Gorst shall reasonably cooperate with Purchaser, at Purchaser’s reasonable request, to facilitate the orderly transition of ownership and operations of the Business, including introductions to key vendors, service providers, operational contacts, manufacturers, platform representatives, advertising account managers, and other business relationships material to the continued operation of the Business . Such cooperation shall include reasonable assistance in transferring operational knowledge, administrative credentials, platform control, and continuity of commercial relationships . Section 7.6 Further Assurances. Following Closing, each Seller shall execute and deliver such additional agreements, certificates, assignments, conveyances, instruments, and documents, and take such additional actions, as Purchaser may reasonably request in order to fully vest in Purchaser all rights intended to be transferred pursuant to this Agreement and the Ancillary Agreements . ARTICLE VIII INDEMNIFICATION Section 8.1 Survival. All representations, warranties, covenants, agreements, certificates, schedules, and statements made by Sellers in this Agreement, in any Ancillary Agreement, or in any certificate, instrument, or writing delivered in connection herewith shall survive Closing and remain in full force and effect for a period of twelve (12) months following the Closing Date ; provided, however, that representations relating to title to the Membership Interests, ownership of the Membership Interests, authority, taxes, intellectual property ownership, fraud, intentional misrepresentation, concealment, and matters subject to criminal or regulatory investigation shall survive until the expiration of the applicable statute of limitations (or, in the case of fraud, indefinitely) . Section 8.2 Sellers Indemnification. Subject to Section 8 . 4 and 8 . 5 , each Seller shall, severally and not jointly, defend, indemnify, and hold harmless Purchaser, the Company, and each of their respective officers, directors, shareholders, employees, agents, representatives, successors, and assigns (collectively, the “Purchaser Indemnified Parties”) from and against any and all losses, liabilities, damages, Docusign Envelope ID: 244E5C28 - 012A - 8AC5 - 82F0 - 010B220E5518

17 deficiencies, claims, judgments, settlements, penalties, fines, costs, expenses, fees, and expenses of counsel (collectively, “Losses”) arising out of, relating to, or resulting from : (a) any breach of any representation or warranty made by Sellers in this Agreement or any Ancillary Agreement; (b) any breach or nonperformance of any covenant, obligation, or agreement of Sellers contained herein or therein; (c) any claim relating to taxes attributable to periods ending on or before Closing; or (d) fraud, intentional misrepresentation, concealment, or willful misconduct by Sellers. Section 8.3 Buyer Indemnification. Purchaser shall defend, indemnify, and hold harmless Sellers and each of their respective officers, directors, shareholders, employees, agents, representatives, successors, and assigns (collectively, the “Purchaser Indemnified Parties”) from and against any and all losses, liabilities, damages, deficiencies, claims, judgments, settlements, penalties, fines, costs, expenses, fees, and expenses of counsel (collectively, “Losses”) arising out of, relating to, or resulting from : (a) any breach of any representation or warranty made by Purchaser in this Agreement or any Ancillary Agreement; (b) any breach or nonperformance of any covenant, obligation, or agreement of Sellers contained herein or therein; (c) any claim relating to taxes attributable to periods ending on or before Closing; or (d) fraud, intentional misrepresentation, concealment, or willful misconduct by Purchaser. Section 8.4 Cap on Liability. Except in the case of fraud, intentional misrepresentation, willful misconduct, or breach of representations relating to title to a Seller’s Membership Interests, each Seller’s aggregate liability for indemnification under this Agreement shall not exceed the total value of consideration received by such Seller pursuant to this Agreement and the Ancillary Agreements . Section 8.5 Offset. Any Losses owed by Sellers pursuant to Section 8 . 1 will solely be paid through offset pro rata against any securities delivered to Sellers hereunder, compensation, deferred payments, consulting fees, advisory fees, employment compensation, earnout consideration, or other amounts payable by Purchaser or any Affiliate of Purchaser to Sellers or any Affiliate of Sellers . Each Seller agrees to forfeit Purchaser securities received hereunder to the extent he or it is finally determined to owe amounts pursuant to Section 8 . 2 . Docusign Envelope ID: 244E5C28 - 012A - 8AC5 - 82F0 - 010B220E5518

18 Section 8.6 Exclusive Contractual Remedy. Except in cases involving fraud, intentional misconduct, equitable relief, injunctive relief, specific performance, or claims arising under separate written agreements, indemnification under this Article VIII shall constitute the primary contractual remedy for claims arising under this Agreement . ARTICLE IX DEFAULT; EQUITABLE RELIEF Section 9.1 Sellers Default. If Sellers breach any material representation, warranty, covenant, or agreement contained in this Agreement or any Ancillary Agreement, Purchaser shall be entitled to pursue all rights and remedies available at law or in equity, including damages, indemnification, injunctive relief, equitable relief, rescission where legally available, and specific performance . Section 9.2 Equitable Relief. Sellers acknowledge that the Business, its goodwill, digital assets, customer relationships, confidential information, operational systems, and commercial relationships are unique and difficult to value precisely, and that any breach of Sellers’ obligations under this Agreement may cause irreparable harm to Purchaser for which monetary damages alone may be inadequate . Accordingly, Purchaser shall be entitled to injunctive relief, temporary restraining orders, equitable relief, and specific performance to enforce the provisions of this Agreement, without the necessity of posting bond or proving actual damages, in addition to any other remedies available at law or in equity . ARTICLE X MISCELLANEOUS Section 10.1 Expenses. Except as otherwise expressly provided herein, each party shall bear its own legal, accounting, advisory, and transaction expenses incurred in connection with the negotiation, preparation, execution, and consummation of the transactions contemplated hereby . Section 10.2 Notices. Any notice, request, demand, consent, waiver, approval, or other communication required or permitted under this Agreement shall be in writing and shall be deemed duly given when delivered personally, sent by nationally recognized overnight courier, or transmitted by electronic mail with confirmation of transmission, to the addresses set forth below (or to such other address as a party may designate by written notice) : If to Purchaser: BitFrontier Capital Holdings, Inc. d/b/a UNLOCKD, Inc. Docusign Envelope ID: 244E5C28 - 012A - 8AC5 - 82F0 - 010B220E5518

19 342 N Queen Street Warehouse D Lancaster, Pennsylvania 17603 Attn: Chief Executive Officer Email: jbalencic@thinkevermind.com If to Sellers: To the addresses set forth on the signature pages hereto. Section 10.3 Governing Law. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Wyoming, without regard to conflicts of law principles. Section 10.4 Venue; Jurisdiction. Any Action arising out of or relating to this Agreement or the transactions contemplated hereby shall be brought exclusively in the state or federal courts located in the State of Wyoming, and each party irrevocably submits to the exclusive jurisdiction of such courts and waives any objection based upon venue, forum non conveniens, or similar doctrine . Section 10.5 Waiver of Jury Trial. EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY, AND IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, CLAIM, OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY . Section 10.6 Entire Agreement. This Agreement, together with the Ancillary Agreements and all schedules and exhibits attached hereto or thereto, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous negotiations, letters of intent, understandings, discussions, proposals, and agreements, whether oral or written, relating thereto . Section 10.7 Amendment; Waiver. This Agreement may not be amended, modified, supplemented, or waived except by a written instrument executed by Purchaser and Sellers . No waiver of any breach, default, or provision of this Agreement shall be deemed a waiver of any preceding or subsequent breach, default, or provision . Section 10.8 Assignment. Purchaser may assign this Agreement, in whole or in part, to any Affiliate, subsidiary, financing source, or successor entity without Sellers’ consent . Sellers may not assign this Agreement or any rights or obligations hereunder without Purchaser’s prior written consent . Docusign Envelope ID: 244E5C28 - 012A - 8AC5 - 82F0 - 010B220E5518

20 Section 10.9 Severability. If any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein, to the fullest extent permitted by law . Section 10.10 Counterparts; Electronic Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument . Signatures delivered electronically, including by PDF, DocuSign, or similar electronic transmission, shall be deemed original signatures for all purposes . Section 10.11 No Strict Construction. The parties acknowledge that each has had the opportunity to consult independent legal counsel with respect to this Agreement . This Agreement shall be construed fairly according to its terms and not strictly for or against any party by reason of authorship . Section 10.12 Further Assurances. Each party shall execute and deliver such additional agreements, certificates, instruments, and documents, and take such additional actions, as may be reasonably necessary to carry out the intent and purposes of this Agreement and consummate the transactions contemplated hereby . [SIGNATURE PAGES FOLLOW] Docusign Envelope ID: 244E5C28 - 012A - 8AC5 - 82F0 - 010B220E5518

Docusign Envelope ID: 244E5C28-012A-8AC5-82F0-010B220E5518

IN WITNESS WHEREOF, the parties have executed this Membership Interest Purchase Agreement as of the Effective Date.

PURCHASER:

BITFRONTIER CAPITAL HOLDINGS, INC.
d/b/a UNLOCKD, Inc.

DocuSigned by:
By: Jordan P. Balencic, D.O.
B9A0031FE43C49F...
Name: Jordan P. Balencic, D.O.
Title: Chairman & Chief Executive Officer
Address: 342 N Queen Street, Warehouse D, Lancaster, Pennsylvania 17603

COMPANY:

VERDAGENIX, LLC
a Delaware limited liability company

Signed by:
By: ______________________
D68D720BF25649D...
Name: John P. Gorst
Title: Manager
Address: 43 B Glen Cove Road, Suite 110, Greenvale, New York 11548

SELLERS:

Signed by:
____
D7D858C046654EF...
Name: Stephen Wycherley
Address: 196 St Martins Way, Thetford, Norfolk IP24 3QF

____
Name: Jamie Leigh Jarrett
Address: 11 Abbey Barns Court, Thetford, Norfolk, IP24 3LH

Pinz Capital Special Opportunities Fund, LP

Signed by:
By: Matthew Pinz
EE5E40DA6C674B1...
Name: Matthew Pinz
Title: CIO
Address: 80 Dogwood Ave, Roslyn, New York, 11576

Docusign Envelope ID: 244E5C28-012A-8AC5-82F0-010B220E5518

IN WITNESS WHEREOF, the parties have executed this Membership Interest Purchase Agreement as of the Effective Date.

PURCHASER:

BITFRONTIER CAPITAL HOLDINGS, INC.
d/b/a UNLOCKD, Inc.

DocuSigned by:
By: Jordan P. Balencic, D.O.
B5A0031FE43C49F...
Name: Jordan P. Balencic, D.O.
Title: Chairman & Chief Executive Officer
Address: 342 N Queen Street, Warehouse D, Lancaster, Pennsylvania 17603

COMPANY:

VERDAGENIX, LLC
a Delaware limited liability company

Signed by:
By: ______________________
D60D720BF25649D...
Name: John P. Gorst
Title: Manager
Address: 43 B Glen Cove Road, Suite 110, Greenvale, New York 11548

SELLERS:

Signed by:
____
D7D838C046654EF...
Name: Stephen Wycherley
Address: 196 St Martins Way, Thetford, Norfolk IP24 3QF

____
Name: Jamie Leigh Jarrett
Address: 11 Abbey Barns Court, Thetford, Norfolk, IP24 3LH

Pinz Capital Special Opportunities Fund, LP

By: ______________________
Name: Matthew Pinz
Title: CIO
Address: 80 Dogwood Ave, Roslyn, New York, 11576

22 Tonchin Investments, LLC By: Name: Lucas Schrier Title: Manager Address: 1627 Brickell Avenue, #2206, Miami, FL 33129 Docusign Envelope ID: 244E5C28 - 012A - 8AC5 - 82F0 - 010B220E5518

SCHEDULE 1 CLOSING ALLOCATION SCHEDULE Pursuant to Section 3 . 2 of the Agreement, the Purchase Consideration shall be allocated among Sellers and the applicable holders, assignees, or settlement parties associated with Company Debt in accordance with the final Closing Allocation Schedule approved by Purchaser prior to Closing . The aggregate Purchase Consideration shall consist of : (a) 225,000,000 shares of Purchaser’s restricted Common Stock; and (b) Convertible Notes in the aggregate principal amount of $231,500.00, substantially in the form attached hereto as Exhibit A. The allocation of such securities shall be set forth on a final allocation schedule executed by Purchaser and acknowledged by Sellers at Closing, which schedule may identify : No Warrants shall be issued in connection with the transactions contemplated by this Agreement unless separately approved in writing by Purchaser . The Convertible Notes are intended to address, refinance, convert, compromise, or otherwise satisfy Company Debt in connection with Closing, subject to final allocation and documentation approved by Purchaser . The final allocation schedule, once approved and attached at Closing, shall be deemed incorporated into and made part of the Agreement for all purposes . Consideration Convertible Notes $ 103,250 Pinz Capital Special Opportunities Fund, LP $ 103,250 Tonchin Investments, LLC $ 25,000 Christian Vara & Ellen Vara 14 Pederzini Dr. Medfield MA. 02052 $ 231,500 TOTAL Common Stock 56,250,000 Stephen Wycherley 56,250,000 Jamie Leigh Jarrett 56,250,000 Pinz Capital Special Opportunities Fund, LP 56,250,000 Tonchin Investments, LLC 225,000,000 TOTAL Docusign Envelope ID: 244E5C28 - 012A - 8AC5 - 82F0 - 010B220E5518

SCHEDULE 2 COMPANY DEBT SCHEDULE Pursuant to the Agreement, the indebtedness and obligations of the Company intended to be addressed, settled, converted, compromised, or otherwise satisfied in connection with Closing shall be identified on this Schedule 2 or on supplemental schedules approved in writing by Purchaser prior to Closing. The following categories of indebtedness may be included: 1. Trade payables 2. Vendor obligations 3. Promissory notes 4. Convertible obligations 5. Loans from affiliates or insiders 6. Accrued compensation or consulting fees 7. Litigation claims or settlement obligations 8. Other liabilities expressly approved by Purchaser For each included obligation, the final debt schedule may identify: • legal name of creditor • mailing address • contact information • principal amount claimed • accrued interest claimed, if any • aggregate settlement amount • treatment at Closing (cash payoff / equity conversion / settlement / assumption / exclusion) • number of Common Shares issued, if applicable • Convertible Notes principal amount allocated, if applicable • lock - up provisions, if applicable • release of claims, if applicable No indebtedness shall be assumed, settled, converted, or otherwise treated at Closing unless expressly approved in writing by Purchaser. Purchaser reserves the right, in its sole discretion, to: (a) exclude any asserted liability from treatment at Closing; (b) negotiate revised settlement terms with any creditor; (c) condition settlement upon execution of release documentation; (d) require representations regarding validity of the claim; and (e) impose transfer restrictions or other conditions upon securities issued in satisfaction of any debt obligation. For the avoidance of doubt, Company Debt may be addressed through issuance of the Convertible Notes, assignment of debt to the holders of the Convertible Notes, separate settlement documentation, debt exchange documentation, or such other structure as Purchaser approves in writing prior to Closing . The final debt schedule, as approved by Purchaser and attached at Closing, shall be deemed incorporated into and made part of the Agreement for all purposes. Docusign Envelope ID: 244E5C28 - 012A - 8AC5 - 82F0 - 010B220E5518

SCHEDULE 3 COMPANY INTELLECTUAL PROPERTY AND DIGITAL ASSETS SCHEDULE Pursuant to the Agreement, Seller represents that the Company owns, controls, licenses, or otherwise possesses valid rights to use the intellectual property, digital assets, and related operating infrastructure used in connection with the Business, as more particularly identified on this Schedule 3 or on supplemental schedules approved by Purchaser prior to Closing . The Company Intellectual Property and Digital Assets may include, without limitation : 1. Trade names, brand names, slogans, and associated goodwill 2. Trademarks, trademark applications, logos, and brand identifiers 3. Product names, formulas, recipes, ingredient blends, specifications, and proprietary know - how 4. Domain names, URLs, redirects, and related DNS control rights 5. Websites, landing pages, storefronts, and related website content 6. Shopify stores, storefront architecture, themes, plugins, and operational integrations 7. Meta Business Manager accounts, Facebook pages, Instagram accounts, advertising accounts, pixels, audiences, and related digital marketing assets 8. TikTok Business Center accounts, TikTok Shop assets, creator accounts, and advertising accounts 9. Google Ads accounts, Google Merchant Center accounts, Google Analytics properties, Google Tag Manager assets, and related digital marketing infrastructure 10. Klaviyo accounts, email databases, SMS databases, segmentation lists, automations, and customer retention infrastructure 11. Customer lists, subscriber lists, CRM data, customer lifetime value data, cohorts, and related commercial intelligence 12. Creative assets, packaging files, label designs, digital content, product photography, video assets, ad creatives, copy libraries, and content libraries 13. Software subscriptions, SaaS platforms, operational integrations, data dashboards, and workflow tools 14. Amazon storefronts, marketplace accounts, wholesale portals, or distributor operating portals, if any 15. Affiliate marketing systems, influencer relationship databases, referral systems, and related marketing infrastructure 16. Confidential business information, trade secrets, supplier relationships, pricing models, operating procedures, and strategic business know - how 17. All associated usernames, passwords, access credentials, administrative rights, recovery methods, and ownership rights necessary for full operational transfer and control Sellers shall deliver to Purchaser at Closing, or as promptly thereafter as reasonably requested by Purchaser, all assignments, transfer instruments, administrative credentials, authorizations, passwords, recovery credentials, and related documentation necessary to fully vest ownership, control, and uninterrupted operational access in Purchaser or the Company . To the extent any asset used in connection with the Business is owned personally by Sellers, by an Affiliate of Sellers, or by a third party for the benefit of the Business, Sellers shall identify such asset and, unless otherwise agreed in writing by Purchaser, shall cause such asset to be assigned, transferred, licensed, or otherwise made available for the sole benefit of Purchaser or the Company on terms satisfactory to Purchaser . Sellers acknowledge that complete transferability, continuity of access, and uninterrupted operational control of the Company Intellectual Property and Digital Assets are material inducements to Purchaser’s willingness to consummate the transactions contemplated by the Agreement . The final asset schedule, as supplemented and approved by Purchaser, shall be deemed incorporated into and made part of the Agreement for all purposes . Docusign Envelope ID: 244E5C28 - 012A - 8AC5 - 82F0 - 010B220E5518

SCHEDULE 4 INVENTORY SCHEDULE / TRUE - UP Pursuant to the Agreement, Sellers shall provide Purchaser with a complete and accurate inventory schedule identifying all finished goods, raw materials, packaging components, work - in - process, promotional inventory, samples, and related inventory assets owned, controlled, or used by the Company in connection with the Business as of Closing . The final inventory schedule may include, where applicable : 1. Product name / SKU 2. Product description 3. Quantity on hand 4. Lot number or batch identification 5. Manufacture date 6. Expiration date or best - by date 7. Storage location 8. Estimated cost basis 9. Estimated wholesale value 10. Estimated retail value 11. Condition of goods 12. Reserve for damaged, obsolete, expired, returned, or non - saleable inventory 13. Inventory subject to third - party warehouse liens, claims, or possession rights, if any 14. Inventory in transit, on order, or committed under purchase orders 15. Packaging inventory, labels, cartons, inserts, and related components 16. Raw materials, ingredient inventory, and bulk supply inventory 17. Samples, promotional inventory, and non - commercial stock Sellers represent that all inventory identified on this Schedule 4 shall be accurately described in all material respects and shall be owned by the Company free and clear of all Encumbrances, except as specifically disclosed in writing to Purchaser . Sellers further represent that inventory represented as merchantable inventory shall be saleable in the ordinary course of business, subject only to ordinary course spoilage, reserves, disclosed defects, or disclosed shelf - life limitations . Purchaser shall have the right, directly or through its agents or representatives, to inspect, verify, count, reconcile, test, sample, or otherwise review inventory prior to or following Closing for purposes of operational verification and transition planning . If Purchaser determines, acting reasonably and in good faith, that material discrepancies exist between represented inventory and actual inventory condition, count, quality, ownership, or saleability, Purchaser may : (a) require an adjustment to the inventory schedule; (b) require additional disclosures; (c) reserve rights under the Agreement for breach of representation; (d) seek indemnification for resulting Losses; or (e) otherwise pursue remedies available under the Agreement. Sellers agree to reasonably cooperate with Purchaser in conducting inventory verification, reconciliation, and transition planning . The final inventory schedule, as supplemented and approved by Purchaser, shall be deemed incorporated into and made part of the Agreement for all purposes . Docusign Envelope ID: 244E5C28 - 012A - 8AC5 - 82F0 - 010B220E5518

SCHEDULE 4 (continued) INVENTORY SCHEDULE / TRUE - UP The following inventory schedule is attached hereto and incorporated herein by reference: The foregoing inventory information is provided in good faith based upon the Company’s internal records as of the date indicated and may be subject to ordinary - course adjustments, sales, fulfillment activity, spoilage, returns, reconciliation, or inventory count variances occurring prior to Closing . Docusign Envelope ID: 244E5C28 - 012A - 8AC5 - 82F0 - 010B220E5518

28 SCHEDULE 5.2 COMPANY OWNERSHIP AND ECONOMIC INTERESTS As of immediately prior to Closing, the following persons and entities hold direct or indirect economic interests associated with the Company and/or the transactions contemplated by the Agreement and Ancillary Agreements : 1. Stephen Wycherley Economic Interest Holder 2. Jamie Leigh Jarrett Economic Interest Holder 3. Pinz Capital Special Opportunities Fund, LP Economic Interest Holder and Convertible Note Participant 4. Tonchin Investments, LLC Economic Interest Holder and Convertible Note Participant 5. Christian Vara and Ellen Vara Convertible Note Participants The foregoing schedule is provided solely for disclosure and allocation purposes in connection with the transactions contemplated by the Agreement and Ancillary Agreements and does not create independent contractual rights except as expressly set forth therein . Docusign Envelope ID: 244E5C28 - 012A - 8AC5 - 82F0 - 010B220E5518

SCHEDULE 5.5 UNDISCLOSED LIABILITIES See Schedule 2. Docusign Envelope ID: 244E5C28 - 012A - 8AC5 - 82F0 - 010B220E5518

EXHIBIT A FORM OF CONVERTIBLE PROMISSORY NOTES Docusign Envelope ID: 244E5C28 - 012A - 8AC5 - 82F0 - 010B220E5518